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                                                                    EXHIBIT 23.2
                                                                    ------------

                         CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-56475) and related Prospectus of Sterling Commerce, Inc. ("Sterling Commerce") of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Sterling Commerce included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP




Dallas, Texas
July 20, 1998